SECURITIES AND EXCHANGE COMMISSION
			    WASHINGTON, D.C.  20549



			    ____________________



				FORM 8-K

			      CURRENT REPORT
		     PURSUANT TO SECTION 13 OR 15(d) OF
		    THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of Earliest Event Reported):   June 26, 2001


			    LEGG MASON, INC.
(Exact Name of Registrant as Specified in its Charter)


	Maryland                      1-8529          52-1200960
(State or Other Jurisdiction        (Commission       (IRS Employer
     of Incorporation)               File No.)        Identification No.)



100 Light Street, Baltimore, Maryland                       21202
(Address of Principal Executive Office)                 (Zip Code)



Registrant's Telephone Number, Including Area Code:    (410) 539-0000


			  Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

	The following table sets forth the consolidated ratios of earnings to fixed charges of Legg Mason, Inc. (the "Company") for the fiscal years indicated.


				Years ended March 31,


       2001            2000            1999            1998            1997
	2.3             2.7             2.4             2.5             2.8



	The ratios of earnings to fixed charges were computed by dividing the sum of the Company's earnings before income taxes plus fixed charges by fixed charges. Fixed charges consist of all interest and one-third of the Company's rent expense (considered representative of the interest factor). As of the date hereof, the Company has no relevant shares of preferred stock outstanding.

	Attached hereto as Exhibit 12, and incorporated by reference herein, is a table setting forth the computation of the Company's consolidated ratios of earnings to fixed charges.

Item 7. Financial Statements and Exhibits

      (a)     Financial statements of businesses acquired.

	      Not applicable.

      (b)     Pro forma financial information.

	      Not applicable.

      (c)     Exhibits.

	      12      Computation of Consolidated Ratios of Earnings to
		      Fixed Charges.

			     SIGNATURES



	 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


				     LEGG MASON, INC.



Date:  June 26, 2001          By: /s/ Robert F. Price
				  Robert F. Price
				  Senior Vice President, General Counsel and
				  Secretary

			     EXHIBIT INDEX



Exhibit

12       Computation of Consolidated Ratios of Earnings to Fixed Charges

								Exhibit 12


			      Legg Mason, Inc.
	  Computation of Consolidated Ratios of Earnings to Fixed Charges
			   (dollars in thousands)


					  Years ended March 31,                                     .


			       2001      2000      1999      1998      1997

Earnings before income
 taxes                      $265,820   $254,438   $156,811  $127,565   $95,798

Fixed charges:

 Interest expense            175,389    134,383     94,974    73,776    43,388
 Portion of rental expense
  representative of interest
  factor*                     22,315     17,312     14,457    12,823    10,017


Earnings available for
 fixed charges              $463,524   $406,133   $266,242  $214,164  $149,203


Fixed charges:
  Interest expense          $175,389   $134,383    $94,974   $73,776   $43,388
  Portion of rental
   expense representative
   of interest factor*        22,315     17,312     14,457    12,823    10,017


Total fixed charges         $197,704   $151,695   $109,431   $86,599   $53,405


Consolidated ratio of
  earnings to fixed
  charges                        2.3        2.7        2.4       2.5       2.8




* The portion of rental expense representative of interest factor is calculated as one-third of the total of Rent, DP Service Bureau, and Equipment Rental expenses.